AGREEMENT OF SETTLEMENT


            This Agreement of Settlement (the "Agreement") is entered into this 14th day of August 2006 (the "Closing Date"), by and between Stronghold Technologies, Inc. (the "Company") and CC Trust Fund ("CC Trust").

                                   WITNESSETH:

            WHEREAS, on September 30, 2002, the Company entered into a loan agreement with CC Trust Fund to borrow $355,128 (the "Loan");

            WHEREAS, as of the date hereof, the total amount payable, including interest, in connection with the Loan was $473,594 (the "Debt");

            NOW, THEREFORE, in consideration of the mutual covenants, payments, and agreements set forth in this Agreement, the Company and CC Trust intending to be legally bound hereby and thereby, and each warranting to the other that each has the capacity and, in the case of the Company, the authority to execute this Agreement, it is agreed between the undersigned parties, that all of the claims asserted (or which could have been asserted) by CC Trust or the Company against CC Trust are hereby settled and compromised on the following terms and conditions, to wit:

(1)   SETTLEMENT.

      (a)   CC Trust hereby:

            (i)   waives all rights and claims relating to the Debt; and

            (ii) releases the Company pursuant to the terms of the "release" set forth in Section 2 below; and

      (b)   The Company shall:

            (i)   The Company shall issue to CC Trust 2,381 Series D
            Preferred Shares that shall have the rights, designations and preferences as set forth in the Certificate of Designation attached hereto as Exhibit A in the initial face amount of $473,594; and

            (ii) grant to CC Trust the release contained in Section 2 below.

      (c) Each party shall bear its own costs and attorneys' fees incurred in connection with the preparation of this Agreement. No actions taken to consummate this Agreement shall be deemed to have occurred until all have occurred, and when all have occurred they shall be deemed to have occurred simultaneously.

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(2)   RELEASE.

      (a) CC Trust for itself and on behalf of its agents, affiliates, administrators, successors, insurers, or assigns (collectively, the "CC Trust Parties"), hereby release the Company and its directors, officers, partners, past and present employees, agents, administrators, holding company, parent company, subsidiaries, successors, insurers, assigns, principals and past and present control persons (collectively, the "Company Parties"), from all actions, cause of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity (collectively, "Claims"), which against the Company or the Company Parties, CC Trust or the CC Trust Parties ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing that has or may have arisen from the beginning of the world to the day of the date of this Agreement.

      (b) The Company for itself and on behalf of the Company Parties, hereby release CC Trust and the CC Trust Parties from all Claims, which against CC Trust or the CC Trust Parties, the Company or the Company Parties ever had, now have or hereafter can, shall or may, have against, for, upon, or by reason of any matter, cause or thing that has or may have arisen from the beginning of the world to the day of the date of this Agreement.

(3) BINDING AGREEMENT. The terms of this Agreement are binding upon and inure to the benefit of each of the parties hereto, their respective successors, assigns, dependents, and all other related persons, affiliates or associates.

(4) HEADINGS. The captions of the paragraphs and sections of this Agreement are provided solely for convenience, and are not intended to, and in fact, shall not affect the substance or meaning of this Agreement.

(5) REPRESENTATION. Each of the parties hereto represents that each has read and fully understands each of the provisions as contained herein, and has been afforded the opportunity to review same with his attorney of choice; and further that each of the parties hereto represents that each and every one of the provisions contained in this Agreement is fair and not unconscionable to either party.

(6) COUNTERPARTS/EXECUTION/FURTHER ACTION. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission. In order to carry out the terms and conditions of this Agreement, including the Note, the parties agree to execute promptly, upon reasonable request, any and all further documents and instruments necessary to effectuate the terms of this Agreement and the Note.

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(7)   ENTIRE AGREEMENT/WAIVER/ASSIGNMENT. This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties. No breach of any provision hereof can be waived unless the waiver is set forth in writing. Waiver of any one breach of any provision hereof shall not be deemed to be a waiver of any other breach of the same or any other provision hereof. Neither the Company nor CC Trust have relied on any representations not contained or referred to in this Agreement and the documents delivered herewith. Except as expressly set forth herein, no right or obligation of either party shall be assigned by that party without prior notice to and the written consent of the other party, which will not be unreasonably withheld.

(8) LAW GOVERNING THIS AGREEMENT. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. The parties and the individuals executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

(9) CONFIDENTIALITY. The parties represent, warrant and agree that all matters relating to this Agreement, are intended to be and shall be kept confidential and shall not be disclosed to anyone by the parties or by any of their respective agents or attorneys, unless such disclosure is plainly required by law or is plainly compelled by legal process or court order. However, prior to either party making such disclosure, the other party shall be notified in order to have an opportunity to prevent the disclosure. For avoidance of doubt, the parties may disclose (1) the terms of the settlement to a court of competent jurisdiction if ordered to do so or in an action to enforce the Agreement, (2) the terms and amount of the settlement to tax authorities and to each party's respective tax advisors, accountants and attorneys on an as-needed basis, so long as those advisors, accountants and attorneys are advised as to the confidential nature of this Agreement and agree to maintain confidentiality with respect to its existence and content and (3) the terms of the settlement on a Form 8-K Current Report to be filed with the Securities Exchange Commission.

(10) INDEMNIFICATION. Each Party represents and warrants to the other that it has not assigned all or any portion of any Claim pertaining to their respective releases set forth in Section 2 hereto to any person or entity. In the event any claims are made by any third persons or entities based upon any purported assignment, then the party which has breached or allegedly breached its representation or warranty contained in this paragraph agrees to indemnify and hold harmless the other party from any such claims being made.

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(11)  AUTHORITY. Each person signing this Agreement on behalf of a corporate or other business entity represents and warrants that he or she is authorized and empowered to do so and thereby binds his or her respective corporation, partnership, or other business entity and further represents and warrants that no further approval, whether by corporate board vote, resolution or otherwise, is required to validate this Agreement or, if so required, has been obtained.

(12) SURVIVAL. The representations, warranties and covenants contained in this Agreement, including the Note, are deemed to, and shall, survive the execution and delivery of this Agreement by the parties.


            IN WITNESS WHEREOF, the parties have read and executed this Agreement as of the date and year first above written.

STRONGHOLD TECHNOLOGIES, INC.               CC TRUST FUND


By: /s/Steven Humpheries                    /s/Mary Carey
    --------------------                    ----------------
Name: Steven Humpheries                     Name: Mary Carey
Title: President                            Title: Trustee



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                                    EXHIBIT A

                           CERTIFICATE OF DESIGNATION
                            SERIES D PREFERRED STOCK

      Steven Humphries certifies that he is the President and Secretary of Stronghold Technologies, Inc., a Nevada corporation (hereinafter referred to as the "Corporation") and that pursuant to the Corporation's Certificate of Incorporation, as amended, and Section 78.1955 of the Nevada General Corporation Law, the Board of Directors of the Corporation adopted the following resolutions effective on August 14, 2006, and that none of the shares of Series D Preferred Stock referred to in this Certificate of Designation have been issued.

      1. Designation; Number of Shares; Stated Value.

      The designation of said series of Preferred Stock shall be Series D Preferred Stock (the "Series D Preferred Stock"). The number of shares of Series D Preferred Stock shall be 10,000. The shares of Series D Preferred Stock shall be issued as full shares and shall have a par value of $.01 per share and a Stated Value of $198.92 per share. 5% interest shall accrue on the Stated Value per annum.

      2. Conversion.

      Conversions at the Option of the Holder. Each share of Series D Preferred Stock shall be convertible into shares of common stock determined by dividing the Stated Value of such share by the closing bid price on the day immediately before such conversion (the "Set Price"), at the option of the holder, at any time and from time to time from. Holder shall effect conversions by providing the Corporation with the form of conversion notice. Each Notice of Conversion shall specify the number of shares of Series D Preferred Stock to be converted, the number of shares of Series D Preferred Stock owned prior to the conversion at issue, the number of shares of Series D Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the holder delivers such Notice of Conversion to the Corporation by facsimile (the "Conversion Date"). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error.

      3. Number of Shares.

      The Board of Directors reserves the right, by subsequent amendment of this resolution, from time to time to decrease the number of shares which constitute the Series D Preferred Stock (but not below the number of shares thereof then outstanding) and, subject to anything to the contrary set forth in the Certificate of Incorporation applicable to the Preferred Stock, to subdivide the number of shares, the stated value per share and the liquidation value per share of the Series D Preferred Stock and in other respects to amend, within the limitations provided by law, this resolution and the Certificate of Incorporation.

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      4. Liquidation Rights.

      In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series D Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders on parity with other shares of preferred stock, after and subject to the payment in full of all amounts required to be distributed to the holders of any senior securities, but before any payment shall be made to the holders of junior securities by reason of their ownership thereof, an amount equal to the Stated Value. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series D Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series D Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series D Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

      5. Voting Rights.

      The holders of the Series D Preferred Stock shall not be entitled to vote.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation of Series D Preferred Stock to be duly executed by its Chief Executive Officer and attested to by its Secretary this 14th day of August, 2006, who, by signing their names hereto, acknowledge that this Certificate of Designation is the act of the Corporation and state to the best of their knowledge, information and belief, under the penalties of perjury, that the above matters and facts are true in all material respects.

                                               STRONGHOLD TECHNOLOGIES, INC.


                                               _____________________________
                                               Steven Humphries,
                                               President and Secretary


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